Exhibit 99.1

Investor Contact: David Olson The Abernathy MacGregor Group (818) 917-1469 dwo@abmac.com	Media Contact: Brad Kieffer (818) 676-6833 brad.kieffer@healthnet.com

HEALTH NET REPORTS FOURTH QUARTER 2014 GAAP NET INCOME

OF $4.9 MILLION, OR $0.06 PER DILUTED SHARE

WESTERN REGION OPERATIONS AND GOVERNMENT CONTRACTS SEGMENTS PRODUCE

COMBINED NET INCOME OF $0.60 PER DILUTED SHARE IN FOURTH QUARTER 2014

COMPANY UPDATES 2015 GAAP GUIDANCE

LOS ANGELES, February 10, 2015 – Health Net, Inc. (NYSE: HNT) today announced 2014 fourth quarter GAAP net income of $4.9 million, or $0.06 per diluted share, compared with GAAP net income of $19.8 million, or $0.25 per diluted share, for the fourth quarter of 2013.

For the full year 2014, the company reported GAAP net income of $145.6 million, or $1.80 per diluted share, compared with $170.1 million, or $2.12 per diluted share, for the full year 2013.

In the fourth quarter of 2014, the company incurred $72.1 million of pretax expenses primarily related to its master services agreement with a wholly owned subsidiary of Cognizant Technology Solutions Corporation (Cognizant).

The company’s Western Region Operations (Western Region) and Government Contracts segments produced combined net income of $47.4 million, or $0.60 per diluted share, in the fourth quarter of 2014 compared with $19.1 million, or $0.24 per diluted share, in the fourth quarter of 2013.

The company’s Western Region and Government Contracts segments produced combined net income of $187.5 million, or $2.32 per diluted share, for the full year 2014, compared with $177.4 million, or $2.21 per diluted share, for the full year 2013.

Highlights from the fourth quarter of 2014 include:

1.	Health Net’s total revenues climbed 37.0 percent and health plan services premiums revenues rose 40.1 percent in the fourth quarter of 2014 compared with the fourth quarter of 2013. These revenue increases were driven by ongoing Medicaid and commercial enrollment gains;

2.	Medicaid enrollment increased by approximately 559,000 members, or 50.0 percent, as of December 31, 2014 compared with December 31, 2013. This increase was primarily the result of new enrollment in Arizona and California as a result of the expansion of Medicaid eligibility under the Affordable Care Act (ACA);

3.	Individual health plan enrollment increased by approximately 217,000 members, or 188.7 percent, as of December 31, 2014 compared with December 31, 2013. The year-over-year growth was driven by the enrollment of new individual members through the ACA exchanges in Arizona and California; and

4.	The company’s Western Region commercial Medical Care Ratio (MCR) improved 280 basis points in the fourth quarter of 2014 compared with the fourth quarter of 2013.

“We are pleased that 2014’s strong momentum continued in the fourth quarter of 2014. This profitable revenue growth in 2014, we believe, sets the stage for further gains in 2015,” said Jay Gellert, Health Net’s chief executive officer.

“We look forward to 2015 and the expected implementation of our agreement with Cognizant following receipt of required regulatory approval. We believe this agreement will position Health Net for expanded product development and service capabilities that will support and provide scale for incremental growth in the years ahead,” Gellert explained.

CONSOLIDATED RESULTS

Health Net’s total revenues increased 37.0 percent in the fourth quarter of 2014 to $3.8 billion from $2.7 billion in the fourth quarter of 2013.

Health plan services premium revenues of $3.6 billion in the fourth quarter of 2014 increased by 40.1 percent compared with $2.6 billion in the fourth quarter of 2013.

Health plan services expenses increased by 36.3 percent in the fourth quarter of 2014 to $3.0 billion compared with $2.2 billion in the fourth quarter of 2013.

WESTERN REGION OPERATIONS SEGMENT

Health Plan Membership

Total enrollment in the Western Region at December 31, 2014 was approximately 3.2 million members, an increase of 29.1 percent from enrollment at December 31, 2013.

Total enrollment in the company’s California health plans increased 26.0 percent to approximately 2.7 million members at December 31, 2014 compared with enrollment at December 31, 2013.

Western Region commercial enrollment at December 31, 2014 was approximately 1.2 million members, a 9.9 percent increase compared with enrollment at December 31, 2013.

“Our fourth quarter 2014 Medicaid and commercial enrollment was lower than expected. This is because California has been aggressive in redetermining enrollee eligibility for both Medicaid and the commercial exchanges,” explained Gellert. “As a result of this effort, member attrition was higher than expected.”

Membership in tailored network products represented 49.8 percent of the company’s Western Region commercial membership at December 31, 2014 compared with 37.5 percent at December 31, 2013.

“We believe these efficient commercial networks played an important role in our exchange enrollment growth in 2014. We expect they will support our future growth as we believe customers on public and private exchanges will continue to seek affordable networks that provide both quality and access,” said James Woys, Health Net’s chief financial and operating officer and interim treasurer.

“Given these dynamics, we expect the percentage of our commercial enrollment in such tailored network products to rise again in 2015,” Woys noted.

Enrollment in the company’s Medicare Advantage (MA) plans in the Western Region at December 31, 2014 was approximately 275,000 members, an increase of 12.7 percent compared with December 31, 2013.

Medicaid enrollment at December 31, 2014 was approximately 1.7 million members, an increase of 50.0 percent, from December 31, 2013.

“We are seeing growth from both Medicaid expansion and from those eligible for traditional Medicaid,” Woys added.

Dual eligibles enrollment at December 31, 2014 was approximately 16,000 members, an increase of 77.8 percent compared with enrollment of approximately 9,000 at September 30, 2014.

Revenues

Total revenues for the Western Region in the fourth quarter of 2014 were $3.6 billion compared with $2.6 billion in the fourth quarter of 2013.

Net investment income for the Western Region was $11.1 million in the fourth quarter of 2014 compared with $11.6 million in the fourth quarter of 2013 and $11.0 million in the third quarter of 2014.

Health Plan Services Expenses

Health plan services expenses in the Western Region were $3.0 billion in the fourth quarter of 2014 compared with $2.2 billion in the fourth quarter of 2013.

Commercial Premium Yield and Health Care Cost Trends

In the Western Region, commercial premiums per member per month (PMPM) decreased by 2.5 percent to approximately $379 in the fourth quarter of 2014 compared with approximately $388 in the fourth quarter of 2013.

Commercial health care costs PMPM in the Western Region decreased by 5.6 percent to approximately $321 in the fourth quarter of 2014 compared with approximately $340 in the fourth quarter of 2013.

These premium and health care cost declines were primarily due to the mix shift in the makeup of the commercial membership with significantly higher individual membership in 2014 compared with 2013.

“The underlying commercial health care cost trends remained moderate in the fourth quarter of 2014 with no evidence of flu-related pressure,” noted Woys. “Our guidance assumes some slight upward pressure on commercial health care cost trends in 2015.”

Medical Care Ratios (MCR)

The health plan services MCR in the Western Region was 84.7 percent in the fourth quarter of 2014 compared with 87.1 percent in the fourth quarter of 2013. The full year 2014 Western Region health plan services MCR was 84.6 percent compared with 85.6 percent for the full year 2013.

The Western Region commercial MCR was 84.6 percent in the fourth quarter of 2014 compared with 87.4 percent in the fourth quarter of 2013 and 83.9 percent in the third quarter of 2014. The full year 2014 Western Region commercial MCR was 83.0 percent compared with 85.6 percent for the full year 2013.

“We are very pleased that we were able to produce both significant year-over-year enrollment gains and MCR improvement. We believe the MCR improvement is due to better performance in our group accounts that allowed us to cover the expense of the health insurer fee, and a higher percentage of our commercial enrollment coming from the individual segment due to the substantial growth from the individual exchanges,” Woys commented.

The Medicaid MCR was 80.0 percent in the fourth quarter of 2014 compared with 82.7 percent in the fourth quarter of 2013. The full year 2014 Medicaid MCR in the Western Region was 82.1 percent compared with 80.4 percent for the full year 2013.

“The fourth quarter 2014 Medicaid MCR was impacted by a number of year-end adjustments related to the significant enrollment increases from new populations and other factors. Accordingly, we believe the full year Medicaid MCR of 82.7 percent is a better reflection of our actual experience,” Woys noted.

The MA MCR was 92.8 percent in the fourth quarter of 2014 compared with 90.5 percent in the fourth quarter of 2013. The full year 2014 MA MCR in the Western Region was 91.5 percent compared with 90.6 percent for the full year 2013.

“The Medicare MCR was adversely affected by higher fourth quarter 2014 utilization from MA members who changed health plans at year-end and from the impact of an earlier than expected flu season,” explained Woys.

General and Administrative (G&A) Expenses

G&A expense in the Western Region was $404.7 million in the fourth quarter of 2014 compared with $280.4 million in the fourth quarter of 2013. The $124.5 million increase in the Western Region G&A expense year-over-year was driven by a $92.1 million increase in premium taxes, health insurer fee and other ACA-related fees. The G&A expense ratio in the Western Region was 11.3 percent in the fourth quarter of 2014 compared with 10.9 percent in the fourth quarter of 2013. The 40 basis point increase in the Western Region G&A expense ratio year-over-year was driven by a 220 basis point increase in premium taxes, health insurer fee and other ACA-related fees, partially offset by a 180 basis point decline in the Western Region administrative expense ratio, which does not include premium taxes, health insurer fee and other ACA-related fees.

“We are pleased that our ongoing efficiency efforts and our rapid growth helped drive the administrative expense ratio lower,” Woys commented.

The Western Region G&A expense ratio for the full year 2014 was 10.9 percent compared with 10.3 percent for the full year 2013.

GOVERNMENT CONTRACTS SEGMENT

Government Contracts revenues in the fourth quarter of 2014 were $159.6 million compared with $148.5 million in the fourth quarter of 2013.

Government Contracts expenses in the fourth quarter of 2014 were $147.2 million compared with $124.6 million in the fourth quarter of 2013.

“Our Government Contracts performance for the fourth quarter of 2014 was affected by lower TRICARE earnings and startup costs related to the expansion of our work for the VA,” Woys explained.

BALANCE SHEET

Cash and investments as of December 31, 2014 were $2.7 billion compared with $2.1 billion as of December 31, 2013.

The company noted that the net receivable balance for commercial reinsurance, risk corridors and risk adjusters related to the ACA was approximately $248 million at December 31, 2014. Approximately 94 percent of this net receivable is related to reinsurance.

Reserves for claims and other settlements as of December 31, 2014 were $1.9 billion compared with $984.1 million as of December 31, 2013 and $1.7 billion as of September 30, 2014.

Days claims payable (DCP) for the fourth quarter of 2014 was 57.4 days compared with 40.6 days in the fourth quarter of 2013 and 51.4 days in the third quarter of 2014.

On an adjusted1 basis, DCP in the fourth quarter of 2014 was 70.1 days compared with 57.9 days in the fourth quarter of 2013 and 65.3 days in the third quarter of 2014.

“The 4.8 day increase in adjusted DCP sequentially in the fourth quarter of 2014 reflects the continued impact of reinsurance on health care costs and higher reserves as a consequence of our rapid enrollment growth,” Woys noted.

The company’s debt-to-total capital ratio was 22.6 percent as of December 31, 2014 compared with 23.5 percent as of December 31, 2013 and 22.1 percent as of September 30, 2014.

CASH FLOW FROM OPERATIONS

Operating cash flow was negative $109.7 million in the fourth quarter of 2014. For the full year 2014, operating cash flow was positive $776.0 million.

“The full year operating cash flow improvement was driven primarily by our strong operating results and our business growth,” explained Woys. “Operating cash flow in the fourth quarter of 2014, however, was negatively impacted by the timing of payments related to state health programs.”

The company noted that a late Medicaid payment from the state of California of approximately $311 million was received in January 2015.

Cash at the parent was approximately $61 million at December 31, 2014.

SHARE REPURCHASE UPDATE

For the full year 2014, Health Net repurchased approximately 3 million shares of its common stock for $137.8 million at an average price of $45.92 per share. On December 16, 2014, Health Net’s board of directors approved a $258 million increase to the company’s existing share repurchase program. Including this increase, Health Net had $400 million in repurchase authority under the company’s existing share repurchase program as of December 31, 2014.

Health Net continued its share repurchases in the first quarter of 2015. The company repurchased 1.1 million shares from January 1, 2015 through January 31, 2015, at a total cost of $57.7 million.

The company noted it funded its January share repurchases from its revolving credit facility.

[1]	See “Disclosures Regarding Non-GAAP Financial Information” attached to this press release for a reconciliation of this information to the comparable GAAP financial measure.

2015 GUIDANCE

The company expects GAAP earnings per diluted share of at least $2.70 for the full year 2015. The table included in this release provides specific metrics.

“Our 2015 GAAP earnings per diluted share guidance of at least $2.70 is based primarily on our expectation of an approximately 9 percent increase in membership and an approximately 23 percent increase in total revenues; stable MCRs in the commercial, Medicare and Medicaid lines of business; and an approximately 50 basis point decline in the company’s administrative expense ratio in 2015 compared with 2014 results,” said Gellert.

CONFERENCE CALL

As previously announced, Health Net will discuss the company’s fourth quarter and year-end 2014 earnings results during a conference call on Tuesday, February 10, 2015, beginning at approximately 11:00 a.m. Eastern time. The conference call should be accessed at least 15 minutes prior to its start with the following numbers:

(877) 407-4019 (Live – Domestic toll-free) (201) 689-8337 (Live – International)	(877) 660-6853 (Replay – Domestic toll-free) (201) 612-7415 (Replay – International)

An access code is not required for the live conference call on February 10, 2015. The access code for the replay is 13599556. The replay of the conference call will be available through February 15, 2015. A live webcast and replay of the conference call also will be available at www.healthnet.com under “Investor Relations.” The conference call webcast is open to all interested parties. Anyone listening to the company’s conference call or webcast will be presumed to have read Health Net’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014, and September 30, 2014, and other reports filed by the company from time to time with the Securities and Exchange Commission.

ABOUT HEALTH NET

Health Net, Inc. is a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Its mission is to help people be healthy, secure and comfortable. Health Net provides and administers health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare (including the Medicare prescription drug benefit commonly referred to as “Part D”), Medicaid, U.S. Department of Defense, including TRICARE, and Veterans Affairs programs. Health Net also offers behavioral health, substance abuse and employee assistance programs, managed health care products related to prescription drugs, managed health care product coordination for multi-region employers, and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit Health Net’s website at www.healthnet.com.

CAUTIONARY STATEMENTS

The company and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (“PSLRA”) of 1995, including statements in this and other press releases, in presentations, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All statements in this press release, other than statements of historical information provided herein, including the guidance for future periods and the assumptions underlying such projections, may be deemed to be forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to changes in circumstances and a number of risks and uncertainties. Without limiting the foregoing, the guidance as to expected future period results and statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend,” “feels,” “will,” “projects” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied or projected by the forward-looking information and statements due to, among other things, health care reform and other increased government participation in and taxation or regulation of health benefits and managed care operations, including but not limited to the implementation of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”) and related fees, assessments and taxes; the company’s ability to successfully participate in California’s Coordinated Care Initiative, which is subject to a number of risks inherent in untested health care initiatives and requires the company to adequately predict the costs of providing benefits to individuals that are generally among the most chronically ill within each of Medicare and Medi-Cal and implement delivery systems for benefits with which the company has limited operating experience; the company’s ability to successfully participate in the federal and state health insurance exchanges under the ACA, which involve uncertainties related to the mix and volume of business that could negatively impact the adequacy of the company’s premium rates and may not be sufficiently offset by the risk apportionment provisions of the ACA; increasing health care costs, including but not limited to costs associated with the introduction of new treatments or therapies; the company’s ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, including through the company’s master services agreement with a subsidiary of Cognizant Technology Solutions Corporation (Cognizant); whether the company receives required regulatory approvals for Cognizant’s provision of services to the company and any conditions imposed in order to obtain such regulatory approvals; the company’s ability to recognize the intended cost savings and other intended benefits of the Cognizant transaction; the risk that Cognizant may not perform contracted functions and services in a timely, satisfactory and compliant manner; negative prior period claims reserve developments; rate cuts and other risks and uncertainties affecting the company’s Medicare or Medicaid businesses; trends in medical care ratios; membership declines or negative changes in the company’s health care product mix; unexpected utilization patterns or unexpectedly severe or widespread illnesses; the timing of collections on amounts receivable from state and federal governments and agencies, including collections of amounts owed under the T-3 contract; litigation costs; regulatory issues with federal and state agencies including, but not limited to, the California Department of Managed Health Care and Department of Health Care Services, the Centers for Medicare & Medicaid Services, the Office of Civil Rights of the U.S. Department of Health and Human Services and state departments of insurance; operational issues; changes in economic or market conditions; failure to effectively oversee the company’s third-party vendors; noncompliance by the company or the company’s business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; impairment of the company’s goodwill or other intangible assets; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC and the other risks discussed in the company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, the company undertakes no obligation to address or publicly update any of its guidance, the assessment of the underlying assumptions or forward-looking statements to reflect events or circumstances that arise after the date of this release.

The financial information presented in this press release is unaudited and is subject to change, including as a result of subsequent events or adjustments, if any, arising prior to the filing of the company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Ten pages of tables follow.

# # #

Health Net, Inc.

2015 GAAP Guidance (1)

MEMBERSHIP (2)	Current (updated 2/10/15)	Previous (as of 12/17/14)

	Enrollment at 12/31/2015	Enrollment at 12/31/2015
Commercial
Large Group	511,000	n/a
Small Group	301,000	n/a
Individual	388,000	n/a

Total Commercial	1,200,000	n/a

Medicare Advantage	270,000	n/a

Medicaid	1,938,000	n/a

Dual Eligibles	50,000	n/a

Total Health Plan Membership	3,457,000	3,500,000

Premium Revenues	FY2015	FY2015
Commercial	$5.7 billion	n/a
Medicare Advantage	$3.1 billion	n/a
State Health Plans	$6.7 billion	n/a
Dual Eligibles	$922 million	n/a
Total Health Plans (2)	$16.5 billion	n/a

Total Consolidated Revenues	$17.2 billion	$17.4 billion

Medical Care Ratios (MCR) (2)	FY2015	FY2015
Commercial	83.1%	n/a
Medicare Advantage	91.1%	n/a
Medicaid	82.1%	n/a
Dual Eligibles	88.3%	n/a
Health Plan	84.5%	84.6%

G&A Expense Ratio (2)	10.8%	10.9%

Admin Expense Ratio (2)	7.2%	7.2%

GAAP Tax Rate	56.7%	57.4%

Western Region and Government Contracts Tax Rate	54.8%	55.0%

Weighted-average fully diluted shares outstanding	77.8 million	~78 million

GAAP Earnings per Diluted Share (EPS)	At least $2.70	At least $2.55

Western Region and Government Contracts EPS	$3.15 - $3.25	At least $3.15

(1)	All guidance metrics are approximations
(2)	For the company’s Western Region operations segment

Health Net, Inc.

Enrollment Data - By State

(In thousands)

				Change from
				September 30, 2014		December 31, 2013
	December 31,	September 30,	December 31,	Increase/	%	Increase/	%
	2014	2014	2013	(Decrease)	Change	(Decrease)	Change
California
Large Group	474	477	565	(3)	(0.6)%	(91)	(16.1)%
Small Group	246	243	244	3	1.2%	2	0.8%
Individual	237	269	100	(32)	(11.9)%	137	137.0%

Commercial Risk	957	989	909	(32)	(3.2)%	48	5.3%
Medicare Advantage	173	169	153	4	2.4%	20	13.1%
Medi-Cal	1,595	1,485	1,113	110	7.4%	482	43.3%
Dual Eligibles	16	9	0	7	77.8%	16	0.0%
Total California	2,741	2,652	2,175	89	3.4%	566	26.0%
Arizona
Large Group	44	45	57	(1)	(2.2)%	(13)	(22.8)%
Small Group	43	44	39	(1)	(2.3)%	4	10.3%
Individual	92	97	12	(5)	(5.2)%	80	666.7%

Commercial Risk	179	186	108	(7)	(3.8)%	71	65.7%
Medicare Advantage	46	46	43	0	0.0%	3	7.0%
Medicaid	81	80	4	1	1.3%	77	1925.0%
Total Arizona	306	312	155	(6)	(1.9)%	151	97.4%
Northwest
Large Group	29	28	29	1	3.6%	0	0.0%
Small Group	24	23	36	1	4.3%	(12)	(33.3)%
Individual	3	4	3	(1)	(25.0)%	0	0.0%

Commercial Risk	56	55	68	1	1.8%	(12)	(17.6)%
Medicare Advantage	56	56	48	0	0.0%	8	16.7%
Total Northwest	112	111	116	1	0.9%	(4)	(3.4)%

Total Health Plan Enrollment
Large Group	547	550	651	(3)	(0.5)%	(104)	(16.0)%
Small Group	313	310	319	3	1.0%	(6)	(1.9)%
Individual	332	370	115	(38)	(10.3)%	217	188.7%

Commercial Risk	1,192	1,230	1,085	(38)	(3.1)%	107	9.9%
Medicare Advantage	275	271	244	4	1.5%	31	12.7%
Medi-Cal/Medicaid	1,676	1,565	1,117	111	7.1%	559	50.0%
Dual Eligibles	16	9	0	7	77.8%	16	0.0%

Western Region Operations	3,159	3,075	2,446	84	2.7%	713	29.1%

TRICARE - North Contract Eligibles	2,837	2,849	2,851	(12)	(0.4)%	(14)	(0.5)%

Health Net, Inc.

Enrollment Data - Line of Business

(In thousands)

				Change from
				September 30, 2014		December 31, 2013
	December 31,	September 30,	December 31,	Increase/	%	Increase/	%
	2014	2014	2013	(Decrease)	Change	(Decrease)	Change
Large Group
California	474	477	565	(3)	(0.6)%	(91)	(16.1)%
Arizona	44	45	57	(1)	(2.2)%	(13)	(22.8)%
Northwest	29	28	29	1	3.6%	0	0.0%

	547	550	651	(3)	(0.5)%	(104)	(16.0)%

Small Group
California	246	243	244	3	1.2%	2	0.8%
Arizona	43	44	39	(1)	(2.3)%	4	10.3%
Northwest	24	23	36	1	4.3%	(12)	(33.3)%

	313	310	319	3	1.0%	(6)	(1.9)%

Individual
California	237	269	100	(32)	(11.9)%	137	137.0%
Arizona	92	97	12	(5)	(5.2)%	80	666.7%
Northwest	3	4	3	(1)	(25.0)%	0	0.0%

	332	370	115	(38)	(10.3)%	217	188.7%

Commercial Risk
California	957	989	909	(32)	(3.2)%	48	5.3%
Arizona	179	186	108	(7)	(3.8)%	71	65.7%
Northwest	56	55	68	1	1.8%	(12)	(17.6)%

	1,192	1,230	1,085	(38)	(3.1)%	107	9.9%

Medicare Advantage
California	173	169	153	4	2.4%	20	13.1%
Arizona	46	46	43	0	0.0%	3	7.0%
Northwest	56	56	48	0	0.0%	8	16.7%

	275	271	244	4	1.5%	31	12.7%

Medi-Cal/Medicaid
California	1,595	1,485	1,113	110	7.4%	482	43.3%
Arizona	81	80	4	1	1.3%	77	1925.0%

	1,676	1,565	1,117	111	7.1%	559	50.0%

Dual Eligibles

California	16	9	0	7	77.8%	16	0.0%

Total Health Plan Enrollment
Large Group	547	550	651	(3)	(0.5)%	(104)	(16.0)%
Small Group	313	310	319	3	1.0%	(6)	(1.9)%
Individual	332	370	115	(38)	(10.3)%	217	188.7%

Commercial Risk	1,192	1,230	1,085	(38)	(3.1)%	107	9.9%
Medicare Advantage	275	271	244	4	1.5%	31	12.7%
Medi-Cal/Medicaid	1,676	1,565	1,117	111	7.1%	559	50.0%
Dual Eligibles	16	9	0	7	77.8%	16	0.0%

Western Region Operations	3,159	3,075	2,446	84	2.7%	713	29.1%

TRICARE - North Contract Eligibles	2,837	2,849	2,851	(12)	(0.4)%	(14)	(0.5)%

Health Net, Inc.

Consolidated Statements of Operations

($ in thousands, except per share data)

	Quarter Ended December 31, 2014	Quarter Ended September 30, 2014	Quarter Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
REVENUES:
Health plan services premiums	$3,586,330	$3,631,617	$2,559,376	$13,361,170	$10,377,073
Government contracts	159,619	146,183	148,470	603,975	572,266
Net investment income	11,057	10,964	11,643	45,166	69,613
Administrative services fees and other income	1,383	1,106	23,755	(1,725)	34,791

Total revenues	3,758,389	3,789,870	2,743,244	14,008,586	11,053,743

EXPENSES:
Health plan services	3,038,220	3,104,010	2,229,332	11,307,751	8,886,547
Government contracts	147,058	124,403	124,709	536,643	502,918
General and administrative	472,984	373,623	279,339	1,552,364	1,083,694
Selling	68,073	66,111	63,600	262,338	239,428
Depreciation and amortization	3,982	6,500	10,234	29,786	38,589
Interest	7,919	7,810	7,988	31,376	32,614
Asset impairment	3,846	84,690	—	88,536	—

Total expenses	3,742,082	3,767,147	2,715,202	13,808,794	10,783,790

Income from operations before income taxes	16,307	22,723	28,042	199,792	269,953
Income tax provision	11,393	31,662	8,289	54,163	99,827

Net income (loss)	$4,914	$(8,939)	$19,753	$145,629	$170,126

Net income (loss) per share:
Basic	$0.06	$(0.11)	$0.25	$1.83	$2.14
Diluted	$0.06	$(0.11)	$0.25	$1.80	$2.12

Weighted average shares outstanding:
Basic	78,145	80,235	79,511	79,602	79,455
Diluted	79,479	80,235	80,600	80,777	80,404

Health Net, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except ratio data)

	December 31,	September 30,	December 31,
	2014	2014	2013
ASSETS
Current Assets
Cash and cash equivalents	$869,133	$1,114,558	$433,155
Investments - available for sale	1,791,060	1,664,830	1,567,020
Premiums receivable, net	951,935	579,515	430,012
Amounts receivable under government contracts	150,546	143,662	194,041
Other receivables	424,910	307,369	68,919
Deferred taxes	57,911	71,434	94,060
Assets held for sale	50,000	50,000	—
Other assets	220,122	157,066	132,683

Total current assets	4,515,617	4,088,434	2,919,890

Property and equipment, net	84,328	92,193	201,395
Goodwill	558,886	558,886	565,886
Other intangible assets, net	11,822	12,526	13,842
Deferred taxes	33,081	34,580	5,793
Investments - available for sale - noncurrent	4,570	3,055	59,768
Other noncurrent assets	187,630	173,230	162,551

Total Assets	$5,395,934	$4,962,904	$3,929,125

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Reserves for claims and other settlements	$1,896,035	$1,733,307	$984,075
Health care and other costs payable under government contracts	71,988	62,796	72,098
Unearned premiums	96,106	125,363	123,969
Accounts payable and other liabilities	880,374	540,968	397,036

Total current liabilities	2,944,503	2,462,434	1,577,178
Senior notes payable	399,504	399,453	399,300
Deferred taxes	—	—	10,409
Borrowings under revolving credit facility	100,000	100,000	100,000
Other noncurrent liabilities	242,705	235,393	213,427

Total Liabilities	3,686,712	3,197,280	2,300,314

Stockholders’ Equity
Common stock	153	152	150
Additional paid-in capital	1,444,705	1,432,513	1,377,624
Treasury common stock, at cost	(2,341,652)	(2,272,180)	(2,179,744)
Retained earnings	2,609,277	2,604,363	2,463,648
Accumulated other comprehensive (loss) income	(3,261)	776	(32,867)

Total Stockholders’ Equity	1,709,222	1,765,624	1,628,811

Total Liabilities and Stockholders’ Equity	$5,395,934	$4,962,904	$3,929,125

Debt-to-Total Capital Ratio	22.6%	22.1%	23.5%

Health Net, Inc.

Condensed Consolidated Statement of Cash Flows

(Amounts in thousands)

	Quarter Ended December 31, 2014	Quarter Ended September 30, 2014	Quarter Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,914	$(8,939)	$19,753	$145,629	$170,126
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization and depreciation	3,982	6,500	10,234	29,786	38,589
Share-based compensation expense	6,525	6,109	6,542	28,334	29,930
Deferred income taxes	18,191	(38,231)	(9,676)	(16,564)	8,645
Excess tax benefits from share-based compensation	(635)	(241)	(169)	(2,230)	(620)
Asset impairment	3,846	84,690	—	88,536	—
Net realized gain on sale on investments	(128)	(346)	(755)	(2,710)	(24,061)
Other changes	6,648	7,264	7,975	29,838	31,539
Changes in assets and liabilities:
Premiums receivable and unearned premiums	(401,677)	264,032	(91,622)	(549,786)	(83,822)
Other current assets, receivables and noncurrent assets	(192,809)	(34,671)	(24,528)	(444,288)	1,425
Amounts receivable/payable under government contracts	(6,212)	12,369	(10,168)	39,754	20,896
Reserves for claims and other settlements	162,728	244,985	(6,120)	911,960	(53,898)
Accounts payable and other liabilities	284,965	44,434	26,648	517,742	(42,910)

Net cash (used in) provided by operating activities	(109,662)	587,955	(71,886)	776,001	95,839

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of investments	144,552	104,628	42,748	441,430	696,534
Maturities of investments	34,158	21,064	20,415	98,901	93,225
Purchases of investments	(303,749)	(133,014)	(70,179)	(665,200)	(722,223)
Purchases of property and equipment	(13,615)	(18,439)	(16,929)	(62,010)	(59,525)
Sales and purchases of restricted investments and other	(735)	2,002	(2,735)	2,027	(7,432)

Net cash (used in) provided by investing activities	(139,389)	(23,759)	(26,680)	(184,852)	579

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and employee stock purchases	6,310	14,945	120	27,727	10,762
Repurchases of common stock	(82,863)	(57,168)	(241)	(152,549)	(77,810)
Excess tax benefits from share-based compensation	635	241	169	2,230	620
Borrowings under financing arrangements	—	—	22,000	—	345,000
Repayment of borrowings under financing arrangements	—	—	(22,000)	—	(345,000)
Net increase (decrease) in checks outstanding, net of deposits	—	—	—	—	(23,842)
Customer funds administered	79,544	(10,753)	(154,466)	(32,579)	86,897

Net cash provided by (used in) financing activities	3,626	(52,735)	(154,418)	(155,171)	(3,373)

Net (decrease) increase in cash and cash equivalents	(245,425)	511,461	(252,984)	435,978	93,045

Cash and cash equivalents, beginning of period	1,114,558	603,097	686,139	433,155	340,110

Cash and cash equivalents, end of period	$869,133	$1,114,558	$433,155	$869,133	$433,155

Health Net, Inc.

SEGMENT INFORMATION

($ in thousands, except per share and PMPM data)

The following table presents Health Net’s operating segment information.

	Quarter Ended December 31, 2014				Quarter Ended September 30, 2014				Quarter Ended December 31, 2013
	Western Region Operations[1]	Government Contracts[2]	Corporate/ Other[4]	Consolidated	Western Region Operations[1]	Government Contracts[2]	Corporate/ Other[4]	Consolidated	Western Region Operations[1]	Government Contracts[2]	Corporate/ Other[3]	Consolidated
Commercial premiums	$1,370,656			$1,370,656	$1,430,769			$1,430,769	$1,271,553			$1,271,553
Medicare premiums	768,595			768,595	763,327			763,327	691,114			691,114
Medicaid premiums	1,374,243			1,374,243	1,397,732			1,397,732	596,709			596,709
Dual Eligibles premiums	72,836			72,836	39,789			39,789	0			0

Health plan services premiums	3,586,330			3,586,330	3,631,617			3,631,617	2,559,376			2,559,376
Government contracts		159,619		159,619		146,183		146,183		148,470		148,470
Net investment income	11,057			11,057	10,964			10,964	11,643			11,643
Administrative services fees and other income	1,383			1,383	1,106			1,106	23,755			23,755

Total revenues	3,598,770	159,619		3,758,389	3,643,687	146,183		3,789,870	2,594,774	148,470		2,743,244

Health plan services	3,038,220			3,038,220	3,104,010			3,104,010	2,229,332			2,229,332
Government contracts		147,167	(109)	147,058		123,571	832	124,403		124,638	71	124,709
Premium tax	63,345			63,345	53,417			53,417	31,601			31,601
Health insurer fee	35,361			35,361	31,947			31,947	—			—
Other ACA fees	25,841			25,841	26,643			26,643	836			836
Administrative expenses	280,107		68,330	348,437	241,352		20,264	261,616	247,946		(1,044)	246,902

Total general and administrative	404,654		68,330	472,984	353,359		20,264	373,623	280,383		(1,044)	279,339

Selling	68,073			68,073	66,111			66,111	63,600			63,600
Depreciation and amortization	3,900		82	3,982	6,500			6,500	10,234			10,234
Interest	7,919			7,919	7,810			7,810	7,988			7,988
Asset impairment			3,846	3,846			84,690	84,690				0

Total expenses	3,522,766	147,167	72,149	3,742,082	3,537,790	123,571	105,786	3,767,147	2,591,537	124,638	(973)	2,715,202

Income (loss) from operations before income taxes	76,004	12,452	(72,149)	16,307	105,897	22,612	(105,786)	22,723	3,237	23,832	973	28,042
Income tax provision (benefit)	36,010	5,010	(29,627)	11,393	61,085	8,918	(38,341)	31,662	(2,215)	10,148	356	8,289

Income (loss) from operations	$39,994	$7,442	$(42,522)	$4,914	$44,812	$13,694	$(67,445)	$(8,939)	$5,452	$13,684	$617	$19,753

Basic earnings (loss) per share	$0.51	$0.10	$(0.54)	$0.06	$0.56	$0.17	$(0.84)	$(0.11)	$0.07	$0.17	$0.01	$0.25
Diluted earnings (loss) per share	$0.50	$0.10	$(0.54)	$0.06	$0.55	$0.17	$(0.84)	$(0.11)	$0.07	$0.17	$0.01	$0.25
Basic weighted average shares outstanding	78,145	78,145	78,145	78,145	80,235	80,235	80,235	80,235	79,511	79,511	79,511	79,511
Diluted weighted average shares outstanding	79,479	79,479	78,145	79,479	81,513	81,513	80,235	80,235	80,600	80,600	80,600	80,600

Pretax margin	2.1%				2.9%				0.1%
Commercial premium yield	-2.5%				-0.3%				3.4%
Commercial premium PMPM	$378.69				$385.67				$388.41
Commercial health care cost trend	-5.6%				-0.7%				2.0%
Commercial health care cost PMPM	$320.56				$323.43				$339.53
Commercial MCR	84.6%				83.9%				87.4%
Medicare Advantage MCR	92.8%				90.8%				90.5%
Medicaid MCR	80.0%				84.2%				82.7%
Dual Eligibles MCR	89.2%				87.4%				—
Health plan services MCR	84.7%				85.5%				87.1%
Administrative expense ratio	7.8%				6.6%				9.6%
Total G&A expense ratio	11.3%				9.7%				10.9%
Selling costs ratio	1.9%				1.8%				2.5%

1	Includes the operations of the company’s commercial, Medicare, Medicaid and, in 2014, Dual Eligibles health plans in California, Arizona, Oregon and Washington, as well as the operations of the company’s health and life insurance companies, primarily in Arizona, California, Oregon and Washington, and the operations of the company’s behavioral health and pharmaceutical services subsidiaries in several states including California, Arizona and Oregon.

2	Includes administrative services provided under the T-3 Managed Care Support Contract for the TRICARE North Region and other health care-related Department of Defense and Veterans Affairs government contracts.

3	Primarily includes litigation reserve true-up related to previous accrual for litigation and related legal expenses. Also includes severance expenses.

4	Primarily includes costs related to the company’s comprehensive outsourcing arrangement with a third party and related asset impairment.

Health Net, Inc.

SEGMENT INFORMATION

($ in thousands, except per share and PMPM data)

The following table presents Health Net’s operating segment information.

	Year Ended December 31, 2014				Year Ended December 31, 2013
	Western Region Operations[1]	Government Contracts[2]	Corporate/ Other[4]	Consolidated	Western Region Operations[1]	Government Contracts[2]	Corporate/ Other[3]	Consolidated
Commercial premiums	$5,443,062			$5,443,062	$5,175,370			$5,175,370
Medicare premiums	3,044,274			3,044,274	2,771,431			2,771,431
Medicaid premiums	4,755,897			4,755,897	2,430,272			2,430,272
Dual Eligibles premiums	117,937			117,937	0			0

Health plan services premiums	13,361,170			13,361,170	10,377,073			10,377,073
Government contracts		603,975		603,975		572,266		572,266
Net investment income	45,166			45,166	69,613			69,613
Administrative services fees and other income	(1,725)			(1,725)	34,791			34,791

Total revenues	13,404,611	603,975		14,008,586	10,481,477	572,266		11,053,743

Health plan services	11,307,751			11,307,751	8,886,547			8,886,547
Government contracts		534,442	2,201	536,643		497,780	5,138	502,918
Premium tax	191,150			191,150	124,360			124,360
Health insurer fee	141,445			141,445	0			0
Other ACA fees	97,557			97,557	2,530			2,530
Administrative expenses	1,027,718		94,494	1,122,212	949,927		6,877	956,804

Total general and administrative	1,457,870		94,494	1,552,364	1,076,817		6,877	1,083,694

Selling	262,338			262,338	239,428			239,428
Depreciation and amortization	29,704		82	29,786	38,589			38,589
Interest	31,376			31,376	32,614			32,614
Asset impairment			88,536	88,536

Total expenses	13,089,039	534,442	185,313	13,808,794	10,273,995	497,780	12,015	10,783,790

Income (loss) from operations before income taxes	315,572	69,533	(185,313)	199,792	207,482	74,486	(12,015)	269,953
Income tax provision (benefit)	169,340	28,256	(143,433)	54,163	73,621	30,900	(4,694)	99,827

Income (loss) from operations	$146,232	$41,277	$(41,880)	$145,629	$133,861	$43,586	$(7,321)	$170,126

Basic earnings (loss) per share	$1.84	$0.52	$(0.53)	$1.83	$1.68	$0.55	$(0.09)	$2.14
Diluted earnings (loss) per share	$1.81	$0.51	$(0.53)	$1.80	$1.67	$0.54	$(0.09)	$2.12
Basic weighted average shares outstanding	79,602	79,602	79,602	79,602	79,455	79,455	79,455	79,455
Diluted weighted average shares outstanding	80,777	80,777	79,602	80,777	80,404	80,404	79,455	80,404

Pretax margin	2.4%				2.0%
Commercial premium yield	0.1%				2.7%
Commercial premium PMPM	$385.42				$385.13
Commercial health care cost trend	-3.0%				-1.0%
Commercial health care cost PMPM	$319.82				$329.75
Commercial MCR	83.0%				85.6%
Medicare Advantage MCR	91.5%				90.6%
Medicaid MCR	82.1%				80.4%
Dual Eligibles MCR	86.1%				—
Health plan services MCR	84.6%				85.6%
Administrative expense ratio	7.7%				9.1%
Total G&A expense ratio	10.9%				10.3%
Selling costs ratio	2.0%				2.3%

1	Includes the operations of the company’s commercial, Medicare, Medicaid and, in 2014, Dual Eligibles health plans in California, Arizona, Oregon and Washington, as well as the operations of the company’s health and life insurance companies, primarily in Arizona, California, Oregon and Washington, and the operations of the company’s behavioral health and pharmaceutical services subsidiaries in several states including California, Arizona and Oregon.

2	Includes administrative services provided under the T-3 Managed Care Support Contract for the TRICARE North Region and other health care-related Department of Defense and Veterans Affairs government contracts.

3	Includes litigation reserve true-up related to previous accrual for litigation and related legal expenses. Also includes severance expenses.

4	Primarily includes costs related to the company’s comprehensive outsourcing arrangement with a third party and related asset impairment. Also includes litigation reserve true-up related to previous accrual for litigation and related legal expenses, severance expenses and $72.6 million income tax benefit.

Health Net, Inc.

Disclosures Regarding Non-GAAP Financial Information

($ in millions)

Set forth below is a reconciliation of adjusted days claims payable (DCP), a non-GAAP financial measure, to the comparable GAAP financial measure, DCP. DCP is calculated by dividing the amount of reserve for claims and other settlements (claims reserve) by health plan services cost (health plan costs) during the quarter and multiplying that amount by the number of days in the quarter. In this press release, management presents an adjusted DCP metric which subtracts capitation, provider and other claims settlements and Medicare Advantage-Prescription Drug (MAPD) payables/costs from the claims reserve and health plan costs.

Management believes that adjusted DCP provides useful information to investors because the adjusted DCP calculation excludes from both claims reserve and health plan costs amounts related to health care costs for which no or minimal reserves are maintained. Therefore, management believes that adjusted DCP may present a more accurate reflection of DCP than does GAAP DCP, which includes such amounts. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP.

You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating the adjusted amounts, you should be aware that we have incurred expenses that are the same as or similar to some of the adjustments in the current presentation and we may incur them again in the future.

Our presentation of the adjusted amounts should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

	Q4 2014	Q3 2014	Q4 2013	FY 2014	FY 2013
Reconciliation of Days Claims Payable:
(1) Reserve for Claims and Other Settlements - GAAP	$1,896.0	$1,733.3	$984.1	$1,896.0	$984.1
Less: Capitation, Provider and Other Claim Settlements, and MAPD Payables	(467.2)	(407.1)	(93.9)	(467.2)	(93.9)

(2) Reserve for Claims and Other Settlements - Adjusted	$1,428.8	$1,326.2	$890.2	$1,428.8	$890.2

(3) Health Plan Services Cost - GAAP	$3,038.2	$3,104.0	$2,229.3	$11,307.8	$8,886.5
Less: Capitation, Provider and Other Claim Settlements, and MAPD Costs	(1,161.8)	(1,236.0)	(815.0)	(4,553.7)	(3,348.9)

(4) Health Plan Services Cost - Adjusted	$1,876.4	$1,868.0	$1,414.3	$6,754.1	$5,537.6

(5) Number of Days in Period	92	92	92	365	365

= (1) / (3) * (5) Days Claims Payable - GAAP Basis (using end of period reserve amount)	57.4	51.4	40.6	61.2	40.4
= (2) / (4) * (5) Days Claims Payable - Adjusted Basis (using end of period reserve amount)	70.1	65.3	57.9	77.2	58.7

Health Net, Inc.

Reconciliation of Reserves for Claims and Other Settlements

($ in millions)

	Health Plan Services
	FY 2014	FY 2013	FY 2012
Reserve for claims (a), beginning of period	$807.4	$808.7	$720.8
Incurred claims related to:
Current Year (f)	5,613.0	4,666.0	4,950.9
Prior Years (c)	(14.6)	(56.2)	34.5

Total Incurred (b)	5,598.4	4,609.8	4,985.4

Paid claims related to:
Current Year	4,443.2	3,872.5	4,156.6
Prior Years	776.3	738.6	740.9

Total Paid (b)	5,219.5	4,611.1	4,897.5

Reserve for claims (a), end of period	1,186.3	807.4	808.7
Add:
Claims Payable (d)	175.4	67.0	91.6
Other (e)	534.3	109.7	137.7

Reserves for claims and other settlements, end of period	$1,896.0	$984.1	$1,038.0

(a)	Consists of incurred but not reported claims and received but unprocessed claims and reserves for loss adjustment expenses.

(b)	Includes medical claims only. Capitation, pharmacy and other payments including provider settlements are not included.

(c)	This line represents the change in reserves attributable to the difference between the original estimate of incurred claims for prior years and the revised estimate. Negative amounts in this line represent favorable development in estimated prior years’ health care costs. Positive amounts in this line represent unfavorable development in estimated prior years’ health care costs. The favorable developments related to prior years that were recorded in the years ended December 31, 2014 and December 31, 2013, respectively, do not directly correspond to an increase in our operating results for those periods because any favorable prior period reserve development increases current period net income only to the extent that the current period provision for adverse deviation (see footnote (f)) is less than the benefit recognized from the prior period favorable development). The favorable development related to prior years that was recorded in the year ended December 31, 2014 consisted of $36.6 million in unfavorable prior year development primarily due to the existence of moderately adverse conditions and a release of $51.2 million of the provisions for adverse deviation held at December 31, 2013. We believe that the $36.6 million in unfavorable development for the year ended December 31, 2014 was primarily due to unanticipated benefit utilization in our commercial business arising from dates of service in the fourth quarter of 2013 as a result of an uncertain environment related to the ACA. For a detailed description of reserve development for fiscal years 2013 and 2012, see Note 2 to the Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(d)	Includes amount accrued for litigation and regulatory-related expenses.

(e)	Includes accrued capitation, shared risk settlements, provider incentives and other reserve items.

(f)	Our IBNR estimate also includes a provision for adverse deviation, which is an estimate for known environmental factors that are reasonably likely to affect the required level of IBNR reserves. Such amounts were $78 million, $53 million and $53 million as of December 31, 2014, December 31, 2013, and December 31, 2012, respectively.